Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:	Media Relations Tina Barry, (972) 673-7931 Greg Artkop, (972) 673-8470

Investor Relations Carolyn Ross, (972) 673-7935
DR PEPPER SNAPPLE GROUP REPORTS FIRST QUARTER 2013 RESULTS

Reported EPS were $.51, up 6% for the quarter. Core EPS were $.53, up 15% for the quarter.
Year-to-date, the company returned $171 million to shareholders.
Net sales increased 1% for the quarter.
Company reaffirms full year 2013 Net Sales and Core EPS guidance.
Plano, TX, April 24, 2013 - Dr Pepper Snapple Group, Inc. (NYSE: DPS) reported first quarter 2013 EPS of $0.51 compared to $0.48 in the prior year period. Excluding an unrealized commodity mark-to-market loss in the current year and an unrealized commodity mark-to-market gain in the prior year period, Core EPS were $0.53 compared to $0.46 in the prior year.
For the quarter, reported net sales increased 1% reflecting positive price/mix and favorable discounts, partially offset by a 2% decline in sales volumes. Reported segment operating profit (SOP) increased 7%, or $19 million, as the contributions from net sales growth, ongoing productivity improvements and a lower LIFO inventory provision of $7 million were partially offset by cost increases in commodities, principally apples, and planned increases in labor and benefits. Reported income from operations for the quarter was $197 million, including $7 million of unrealized commodity mark-to-market losses. Reported income from operations was $192 million in the prior year period, including $6 million of unrealized commodity mark-to-market gains.

DPS President and CEO Larry Young said, “Once again we grew both volume and dollar share in CSDs in Nielsen measured markets and we continued to expand distribution on our tea and juice portfolios. Despite continued category headwinds, a fragile US consumer and abnormally cold weather across the Northeast and Midwest, our business results remained solid for the quarter. The launch of the Core 4 and RC TEN platform is well underway and we have seen some early success in the accounts where we currently have distribution. The TEN advertising campaign began airing in mid-March, letting consumers know that they can get both great taste and lower calories with TEN. I remain confident that we will deliver our commitments for the year as our organization continues to embrace Rapid Continuous Improvement and our TEN platform continues to gain traction with both consumers and retailers.”

EPS reconciliation	First Quarter
	2013	2012	Percent Change
Reported EPS	$0.51	$0.48	6
Unrealized commodity mark-to-market net (gain)/loss	0.02	(0.02)
Core EPS	$0.53	$0.46	15
EPS - earnings per share

Net sales and SOP in the tables and commentary below are presented on a currency neutral basis. For a reconciliation of non-GAAP to GAAP measures see pages A-5 through A-8 accompanying this release.

Summary of 2013 results	First Quarter
(Percent change)	As Reported	Currency Neutral

BCS Volume	(2)	(2)
Sales Volume	(2)	(2)
Net Sales	1	1
SOP	7	7
BCS - bottler case sales

BCS Volume
For the quarter, BCS volume declined 2% with carbonated soft drinks (CSDs) declining 2% and non-carbonated beverages (NCBs) declining 4%.

In CSDs, Dr Pepper volume decreased 3% with declines on both the base business and Dr Pepper TEN, as we cycled inventory builds from the national launch. Our Core 4 brands were flat including the launch of our TEN platform. A high-single digit increase in Canada Dry and a low-single digit increase in A&W were offset by a mid-single digit decline in Sunkist soda and a low-single digit decline in 7UP. Crush experienced a mid-single digit decline, Sun Drop declined double-digits and RC Cola declined mid-single digits. All other CSD brands were flat for the quarter. Fountain foodservice volume declined 1% in the quarter.

In NCBs, Hawaiian Punch declined 14%. Snapple decreased 2% on price increases and lower promotional activity associated with the launch of Diet Half 'n Half Lemonade Iced Tea. These declines were partially offset by an 11% increase in Mott's, as we continued to gain distribution on key packages.

By geography, U.S. and Canada volume declined 2% and Mexico and the Caribbean volume increased 1%.

Sales volume
Sales volume decreased 2% for the quarter.

2013 Segment results	First Quarter
(Percent Change)	As Reported			Currency Neutral
	Sales	Net		Sales	Net
	Volume	Sales	SOP	Volume	Sales	SOP
Beverage Concentrates	(1)	4	10	(1)	4	10
Packaged Beverages	(4)	—	3	(4)	—	2
Latin America Beverages	1	9	25	1	6	11
Total	(2)	1	7	(2)	1	7

Beverage Concentrates
Net sales for the quarter increased 4% as concentrate price increases, positive mix and favorable discount timing were partially offset by a 1% sales volume decline. SOP increased 10% reflecting net sales growth and lower marketing investments as we cycled the Dr Pepper TEN launch in the prior year period.
Packaged Beverages
Net sales were flat for the quarter as positive mix, price increases and a favorable discount comparison were offset by a 4% sales volume decline. SOP increased 2% as a lower LIFO inventory provision of $7 million and ongoing productivity improvements were partially offset by cost increases in commodities, principally apples.
Latin America Beverages
Net sales for the quarter increased 6% reflecting favorable mix, price increases and a 1% increase in sales volume. SOP increased 11% reflecting net sales growth and ongoing RCI productivity improvements which were partially offset by increased marketing investments and higher manufacturing costs.
Corporate and other items
For the quarter, corporate costs totaled $80 million, including a $7 million unrealized commodity mark-to-market loss. Corporate costs in the prior year period were $65 million, including a $6 million unrealized commodity mark-to-market gain.

Net interest expense increased $2 million for the quarter compared to the prior year period.

For the quarter, the effective tax rate was 36.1% compared to 37.4% in the prior year period.
Cash flow
For the quarter, the company generated $60 million of cash from operating activities. Capital spending totaled $29 million compared to $51 million in the prior year period. The company returned $171 million to shareholders in the form of stock repurchases ($101 million) and dividends ($70 million).

2013 full year guidance
The company continues to expect full year reported net sales growth of approximately 3% and diluted earnings per share to be in the $3.04 to $3.12 range, excluding the impact of commodity mark-to-market gains and losses.

Brand investments associated with the launch of our TEN platform are expected to exceed $30 million.

Packaging and ingredient costs are expected to increase COGS by 2%, on a constant volume/mix basis.

The company now expects its effective tax rate to be just under 37%.

The company expects capital spending to be approximately 3.5% of net sales.
Definitions
Bottler case sales (BCS) volume: Sales of finished beverages, in equivalent 288 fluid ounce cases, sold by the company and its bottling partners to retailers and independent distributors and excludes contract manufacturing volume. Volume for products sold by the company and its bottling partners is reported on a monthly basis, with the first quarter comprising January, February and March.

Sales volume: Sales of concentrates and finished beverages, in equivalent 288 fluid ounce cases, shipped by the company to its bottlers, retailers and independent distributors and includes contract manufacturing volume.

Pricing refers to the impact of list price changes.

Unrealized mark-to-market: We recognize the change in the fair value of open commodity derivative positions between periods in corporate unallocated expenses, as these instruments do not qualify for hedge accounting treatment. As the underlying commodity is delivered, the realized gains and losses are subsequently reflected in the segment results.

EPS represents diluted earnings per share.

Core Earnings is defined as earnings adjusted for the unrealized mark-to-market impact of commodity derivatives and certain items that are excluded for comparison to prior year periods.

Core EPS represents Core Earnings per share.

Forward-looking statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, statements about future events, future financial performance including earnings estimates, plans, strategies, expectations, prospects, competitive environment, regulation, and cost and availability of raw materials. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend” or the negative of these terms or similar expressions. These forward-looking statements have been based on our current views with respect to future events and financial performance. Our actual financial performance could differ materially from those projected in the forward-looking statements due to the inherent uncertainty of estimates, forecasts and projections, and our financial performance may be better or worse than anticipated. Given these uncertainties, you should not put undue reliance on any forward-looking statements. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2012, and our other filings with the Securities and Exchange Commission. Forward-looking statements represent our estimates and assumptions only as of the date that they were made. We do not undertake any duty to update the forward-looking statements, and the estimates and assumptions associated with them, after the date of this release, except to the extent required by applicable securities laws.
Conference Call
At 10 a.m. (CDT) today, the company will host a conference call with investors to discuss first quarter results for 2013. The conference call and slide presentation will be accessible live through DPS's website at http://www.drpeppersnapple.com and will be archived for replay for a period of 14 days.

In discussing financial results and guidance, the company may refer to certain non-GAAP measures. Reconciliations of any such non-GAAP measures to the most directly comparable financial measures in accordance with GAAP can be found on pages A-5 through A-8 accompanying this release and under "Financial Press Releases" on the company's website at http://www.drpeppersnapple.com in the “Investors” section.
About Dr Pepper Snapple Group
Dr Pepper Snapple Group (NYSE: DPS) is a leading producer of flavored beverages in North America and the Caribbean. Our success is fueled by more than 50 brands that are synonymous with refreshment, fun and flavor. We have 6 of the top 10 non-cola soft drinks, and 13 of our 14 leading brands are No. 1 or No. 2 in their flavor categories. In addition to our flagship Dr Pepper and Snapple brands, our portfolio includes 7UP, A&W, Canada Dry, Clamato, Crush, Hawaiian Punch, Mott's, Mr & Mrs T mixers, Peñafiel, Rose's, Schweppes, Squirt and Sunkist soda. To learn more about our iconic brands and Plano, Texas-based company, please visit www.DrPepperSnapple.com. For our latest news and updates, follow us at www.Facebook.com/DrPepperSnapple or www.Twitter.com/DrPepperSnapple.
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DR PEPPER SNAPPLE GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
For the Three Months Ended March 31, 2013 and 2012
(Unaudited, in millions except per share data)

	For the
	Three Months Ended
	March 31,
	2013	2012
Net sales	$1,380	$1,362
Cost of sales	590	584
Gross profit	790	778
Selling, general and administrative expenses	563	553
Depreciation and amortization	29	31
Other operating expense, net	1	2
Income from operations	197	192
Interest expense	34	32
Other income, net	(3)	(3)
Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	166	163
Provision for income taxes	60	61
Income before equity in earnings of unconsolidated subsidiaries	106	102
Equity in earnings of unconsolidated subsidiaries, net of tax	—	—
Net income	$106	$102
Earnings per common share:
Basic	$0.52	$0.48
Diluted	0.51	0.48
Weighted average common shares outstanding:
Basic	204.6	212.6
Diluted	206.3	213.9
Cash dividends declared per common share	$0.38	$0.34

DR PEPPER SNAPPLE GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of March 31, 2013 and December 31, 2012
(Unaudited, in millions except share and per share data)

	March 31,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$208	$366
Accounts receivable:
Trade, net	583	552
Other	51	50
Inventories	216	197
Deferred tax assets	67	66
Prepaid expenses and other current assets	155	104
Total current assets	1,280	1,335
Property, plant and equipment, net	1,186	1,202
Investments in unconsolidated subsidiaries	15	14
Goodwill	2,990	2,983
Other intangible assets, net	2,703	2,684
Other non-current assets	572	580
Non-current deferred tax assets	126	130
Total assets	$8,872	$8,928
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$317	$283
Deferred revenue	65	65
Current portion of long-term obligations	250	250
Income taxes payable	36	45
Other current liabilities	544	589
Total current liabilities	1,212	1,232
Long-term obligations	2,547	2,554
Non-current deferred tax liabilities	652	630
Non-current deferred revenue	1,369	1,386
Other non-current liabilities	853	846
Total liabilities	6,633	6,648
Commitments and contingencies
Stockholders' equity:
Preferred stock, $.01 par value, 15,000,000 shares authorized, no shares issued	—	—
Common stock, $.01 par value, 800,000,000 shares authorized, 204,014,945 and 205,292,657 shares issued and outstanding for 2013 and 2012, respectively	2	2
Additional paid-in capital	1,227	1,308
Retained earnings	1,107	1,080
Accumulated other comprehensive loss	(97)	(110)
Total stockholders' equity	2,239	2,280
Total liabilities and stockholders' equity	$8,872	$8,928

DR PEPPER SNAPPLE GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Three Months Ended March 31, 2013 and 2012
(Unaudited, in millions)

	For the
	Three Months Ended
	March 31,
	2013	2012
Operating activities:
Net income	$106	$102
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	48	51
Amortization expense	9	9
Amortization of deferred revenue	(16)	(16)
Employee stock-based compensation expense	9	8
Deferred income taxes	15	28
Other, net	5	(16)
Changes in assets and liabilities, net of effects of acquisition:
Trade accounts receivable	(29)	24
Other accounts receivable	(1)	15
Inventories	(18)	(11)
Other current and non-current assets	(55)	(45)
Other current and non-current liabilities	(40)	(44)
Trade accounts payable	32	46
Income taxes payable	(5)	(476)
Net cash provided by (used in) operating activities	60	(325)
Investing activities:
Acquisition of business	(10)	—
Purchase of property, plant and equipment	(29)	(51)
Purchase of intangible assets	(5)	(6)
Proceeds from disposals of property, plant and equipment	—	4
Net cash used in investing activities	(44)	(53)
Financing activities:
Repurchase of shares of common stock	(101)	(85)
Dividends paid	(70)	(68)
Tax withholdings related to net share settlements of certain stock awards	(11)	—
Proceeds from stock options exercised	3	6
Excess tax benefit on stock-based compensation	4	13
Net cash used in financing activities	(175)	(134)
Cash and cash equivalents — net change from:
Operating, investing and financing activities	(159)	(512)
Effect of exchange rate changes on cash and cash equivalents	1	3
Cash and cash equivalents at beginning of year	366	701
Cash and cash equivalents at end of year	$208	$192
Supplemental cash flow disclosures of non-cash investing and financing activities:
Capital expenditures included in other current liabilities	$68	$41
Dividends declared but not yet paid	78	73
Stock issued for acquisition of business	13	—
Capital lease additions	1	6
Supplemental cash flow disclosures:
Interest paid	$11	$7
Income taxes paid	52	502

DR PEPPER SNAPPLE GROUP, INC.
OPERATIONS BY OPERATING SEGMENT
For the Three Months Ended March 31, 2013 and 2012
(Unaudited, in millions)

	For the Three Months Ended March 31,
	2013	2012
Segment Results – Net sales
Beverage Concentrates	$263	$254
Packaged Beverages	1,018	1,017
Latin America Beverages	99	91
Net sales	$1,380	$1,362

	For the Three Months Ended March 31,
	2013	2012
Segment Results – SOP
Beverage Concentrates	$154	$140
Packaged Beverages	114	111
Latin America Beverages	10	8
Total SOP	278	259
Unallocated corporate costs	80	65
Other operating expense, net	1	2
Income from operations	197	192
Interest expense, net	34	32
Other income, net	(3)	(3)
Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	$166	$163

DR PEPPER SNAPPLE GROUP, INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION
(Unaudited)
The company reports its financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP measures, that reflect the way management evaluates the business, may provide investors with additional information regarding the company's results, trends and ongoing performance on a comparable basis. Specifically, investors should consider the following with respect to our quarterly results:
Net sales and Segment Operating Profit, as adjusted: Net sales and Segment Operating Profit are on a currency neutral basis.
Free Cash Flow: Free cash flow is defined as net cash provided by operating activities adjusted for capital spending and certain items excluded for comparison to prior year periods. The certain item excluded for the three months ended March 31, 2013 and 2012, relates to the tax payments resulting from the licensing agreements with PepsiCo and Coca-Cola.
Core Earnings: Core Earnings is defined as Reported Earnings adjusted for the unrealized mark-to-market impact of commodity derivatives and certain items that are excluded for comparison to prior year periods. For the three months ended March 31, 2013 and 2012, there were no certain items excluded for comparison to prior year periods.
The tables on the following pages provide these reconciliations.

RECONCILIATION OF NET SALES AND SOP
AS REPORTED TO AS ADJUSTED
(Unaudited)

	For the Three Months Ended March 31, 2013
	Beverage	Packaged	Latin America
Percent change	Concentrates	Beverages	Beverages	Total
Reported net sales	4%	—%	9%	1%
Impact of foreign currency	—%	—%	(3)%	—%
Net sales, as adjusted	4%	—%	6%	1%

	For the Three Months Ended March 31, 2013
	Beverage	Packaged	Latin America
Percent change	Concentrates	Beverages	Beverages	Total
Reported segment operating profit	10%	3%	25%	7%
Impact of foreign currency	—%	(1)%	(14)%	—%
Segment operating profit, as adjusted	10%	2%	11%	7%

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(Unaudited, in millions)

	For the
	Three Months Ended
	March 31,
	2013	2012	Change
Net Cash Provided by Operating Activities	$60	$(325)	$385
Purchase of property, plant and equipment	(29)	(51)
Tax payments resulting from the licensing arrangements with PepsiCo and Coca-Cola	—	508
Free Cash Flow	$31	$132	$(101)

RECONCILIATION OF NET INCOME TO CORE EARNINGS
(Unaudited, in millions except per share data)

	For the Three Months Ended March 31, 2013
	Reported	Mark to Market	Core
Net sales	$1,380	$—	$1,380
Cost of sales	590	(6)	584
Gross profit	790	6	796
Selling, general and administrative expenses	563	(1)	562
Depreciation and amortization	29	—	29
Other operating expense, net	1	—	1
Income from operations	197	7	204
Interest expense	34	—	34
Interest income	—	—	—
Other income, net	(3)	—	(3)
Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	166	7	173
Provision for income taxes	60	3	63
Income before equity in earnings of unconsolidated subsidiaries	106	4	110
Equity in earnings of unconsolidated subsidiaries, net of tax	—	—	—
Net income	$106	$4	$110
Earnings per common share:
Diluted	$0.51	$0.02	$0.53

RECONCILIATION OF NET INCOME TO CORE EARNINGS - (Continued)
(Unaudited, in millions except per share data)

	For the Three Months Ended March 31, 2012
	Reported	Mark to Market	Core
Net sales	$1,362	$—	$1,362
Cost of sales	584	5	589
Gross profit	778	(5)	773
Selling, general and administrative expenses	553	1	554
Depreciation and amortization	31	—	31
Other operating expense, net	2	—	2
Income from operations	192	(6)	186
Interest expense	32	—	32
Interest income	—	—	—
Other income, net	(3)	—	(3)
Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	163	(6)	157
Provision for income taxes	61	(2)	59
Income before equity in earnings of unconsolidated subsidiaries	102	(4)	98
Equity in earnings of unconsolidated subsidiaries, net of tax	—	—	—
Net income	$102	$(4)	$98
Earnings per common share:
Diluted	$0.48	$(0.02)	$0.46